EXHIBIT (a)(1)(C)
RIDGEWOOD HOTELS, INC.
FORM OF NOTICE OF GUARANTEED DELIVERY

     This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if a stockholder's share certificates are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit the Letter of Transmittal or other required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer). Such form may be delivered to the Depositary by hand, mail, telex or (for Eligible Institutions only) by facsimile transmission. See Section 3 of the Offer to Purchase.

     THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

THE DEPOSITARY

COMPUTERSHARE TRUST COMPANY, INC.

FACSIMILE TRANSMISSION:
(FOR ELIGIBLE INSTITUTIONS ONLY)

(303) 262-0606

FOR CONFIRMATION CALL:
(303) 262-0600 ext. 4732

BY MAIL, BY FEDERAL EXPRESS OR OTHER COURIER, OR BY HAND:

COMPUTERSHARE TRUST COMPANY, INC.
350 INDIANA
SUITE 800
GOLDEN , COLORADO 80401

FOR INFORMATION:
1-(303) 262-0600 ext. 4732

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET
FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE
NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT
CONSTITUTE A VALID DELIVERY.

FOR INFORMATION CALL THE INFORMATION AGENT:

COMPUTERSHARE TRUST COMPANY, INC.

1-303-262-0600 ext. 4732

Ladies and Gentlemen:

     The undersigned hereby tenders to Ridgewood Hotels, Inc. (the "Company"), upon the terms and subject to the conditions set forth in its Offer to Purchase dated August 1, 2003, and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock of the Company, par value $.01 per share ("Shares"), listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

NUMBER OF SHARES	SIGN HERE
_____________________________________ Certificate nos: (if available)	_____________________________________ Name(s) (Please Print)
_____________________________________ (Area Code and Telephone Number)	_____________________________________ _____________________________________ (Address)
Account No.:__________________________	_____________________________________ Signature(s)

THE UNDERSIGNED, A FINANCIAL INSTITUTION THAT IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION SIGNATURE GUARANTEE PROGRAM OR THE NEW YORK STOCK MEDALLION SIGNATURE PROGRAM OR THE STOCK EXCHANGES MEDALLION PROGRAM, HEREBY GUARANTEES (i) THAT THE ABOVE-NAMED PERSON(S) HAS A NET LONG POSITION IN THE SHARES BEING TENDERED WITHIN THE MEANING OF RULE 14e-4 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, (ii) THAT SUCH TENDER OF SHARES COMPLIES WITH RULE 14e-4, AND (iii) TO DELIVER TO THE DEPOSITARY AT ONE OF ITS ADDRESSES SET FORTH ABOVE CERTIFICATE(S) FOR THE SHARES TENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION OF THE BOOK-ENTRY TRANSFER OF THE SHARES INTO THE DEPOSITARY'S ACCOUNT AT THE DEPOSITORY TRUST COMPANY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF) AND ANY OTHER REQUIRED DOCUMENTS, WITHIN THREE OVER-THE-COUNTER BULLETIN BOARD TRADING DAYS AFTER THE DATE OF RECEIPT BY THE DEPOSITARY.

____________________________________ Name of Firm	_____________________________________ _____________________________________
____________________________________ (Authorized Signature)	_____________________________________ _____________________________________ Address (Please Print)
Title:________________________________	Area Code and Telephone No.:_____________
Dated:_______________________________

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL. DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.